UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 12, 2017

(Date of earliest event reported)

Lithia Motors, Inc.

(Exact name of registrant as specified in its charter)

OR (State or other jurisdiction of incorporation)	001-14733 (Commission File Number)	93-0572810 (IRS Employer Identification Number)

150 N. Bartlett St, Medford, OR (Address of principal executive offices)		97501 (Zip Code)
541-776-6401 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check box whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On July 12, 2017, Lithia Motors, Inc., an Oregon corporation, announced its preliminary second quarter 2017 earnings. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.

We have not yet completed our financial statement closing and review procedures for the three-month period ended June 30, 2017 and the preliminary financial and other data has been prepared by management based on currently available information.  The preliminary operating results set forth in the attached Exhibit 99.1 have not been compiled or examined by our independent auditors nor have our independent auditors performed any procedures with respect to this information or expressed any opinion or any form of assurance on such information. In addition, the preliminary operating results are subject to revision as we prepare our financial statements and other disclosures as of and for the three-month period ended June 30, 2017, including all disclosures required by GAAP, and such revisions may be significant.

The Company is also disclosing certain information about its business. As used in this Current Report on Form 8-K, unless otherwise indicated or the context otherwise requires, the terms "the Company", "we", "our" and "us" refer to Lithia Motors, Inc.

Business Strategy

We are one of the largest automotive retailers in the highly fragmented American auto retail industry. In 2016, we were the fifth largest public automotive retailer in the U.S., as measured by revenue. We believe our size affords us certain economies of scale to which many of our competitors do not have access. We have the ability to leverage our cost structure, utilize a breadth of retail financing partners, implement sophisticated pricing and inventory management systems and access attractive rates for corporate borrowing and floor plan financing.

We are located in 18 states with concentrations of stores west of the Mississippi and in the Northeast and offer 30 brands of new vehicles and all major brands of used vehicles. Our operations consist of domestic, import and luxury stores in markets ranging from mid-sized regional cities to metropolitan urban areas. We believe the diversification of our geographic footprint mitigates the adverse impacts of regional economic, geopolitical and weather related conditions. Our diversification in brands reduces our exposure to manufacturer specific risks and changing customer preferences.

We achieved strong results through improving operations and acquiring new locations. Our organic growth is achieved through increasing our average store performance, increasing our sales of new and used vehicle sales in most of our markets, providing additional financing and insurance products on more vehicles we retail and expanding our parts and service revenues as our units in operation grow. We are also highly successful in identifying, purchasing, and integrating strong branded, under-earning stores, which have the potential for improved performance following operational improvements.

Our Strategy

Attract and Retain Talent and Promote an Entrepreneurial Environment

Our management team seeks to hire experienced and innovative leaders in the auto retail industry to drive growth. We promote an entrepreneurial environment at the store level, powered by people who generate innovative customer solutions. Each store’s managers aim to develop successful retail plans for their local markets. They are responsible for driving dealership operations, personnel development, manufacturer relationships, store culture and financial performance.

Provide an Exceptional Customer Experience

We believe that stores with robust local identities and strong customer loyalty are critical to our success. We strive to earn our customers’ business for life by providing an exceptional customer experience. We seek to execute this strategy by providing a superior level of customer service and by tailoring our approach to meet the needs of each unique automotive consumer. We pride ourselves on creating a bespoke customer experience, ranging from a traditional retail store visit to a transaction handled entirely online. We encourage our dealerships to give back to their local communities and leverage our centralized support structure to reduce store level administrative functions so personnel can focus on providing a positive customer experience. We continuously evaluate opportunities and technology to improve our customers’ buying experience.

We believe that each sale we make is a chance to engage with a customer throughout the automotive life cycle. A vehicle sale provides us with an opportunity to sell our vehicle financing and insurance products, and in turn leads to sourcing for our used vehicles platform (via trade-ins and off-lease vehicles). The cumulative vehicle sales increase our units in operation, which provide parts and service through warranty work and required vehicle maintenance. We seek to provide an exceptional customer experience throughout the ownership life cycle to drive customer loyalty and bring our customers back to our dealerships to generate the next new vehicle sale.

Achieve Organic Growth Across our Business Lines

We seek to drive growth across all of our business lines and have established performance targets across our business lines. We are experienced at improving acquired store performance in a short time frame. These target benchmarks provide a significant opportunity to drive incremental earnings across our existing portfolio of stores.

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New vehicle sales: We seek to grow our new vehicle sales organically by gaining share in the markets we serve. To increase awareness and customer traffic, we use a combination of traditional, digital and social media advertisements to reach customers. We have established a company-wide target of achieving 25% higher sales than the national OEM average.

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Used vehicle sales: We believe used vehicle sales represent a significant area for growth. We have established a company-wide target of achieving a per store average of 85 used retail units per month. Strategies to achieve this target include reducing wholesale sales and selling the full spectrum of used units, from late model certified pre-owned models to vehicles over ten years old.

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Finance and insurance: We seek to increase our penetration of vehicle financing on the number of vehicles that we sell and offer a comprehensive suite of finance and insurance (F&I) products. We have established a company-wide target of an average F&I per unit retailed of $1,450. We believe improved performance from sales training and revised pay plans will be critical factors in achieving this target.

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Parts and service: The parts and service (P&S) business line provides an important recurring earnings stream to our stores. We seek to increase our market share via targeted marketing campaigns and by utilizing our customer database to identify opportunities for service sales. By encouraging consistent preventative maintenance rather than post-breakdown repairs, we improve our customer loyalty, increase our store visit frequency and extend the length of our relationships with customers. We have established a company-wide average target of 50% of P&S revenue generation attributable to work completed on vehicles sold by that store within the prior two years. Improving affordability and speed of service will boost service retention and help us to achieve this target.

Execute on Disciplined M&A Strategy

We seek domestic, import and luxury stores in cities ranging from mid-sized regional markets to metropolitan markets. We evaluate all brands for expansion opportunities provided the market is large enough to support adequate new vehicle sales to justify the required capital investment. We target strong branded, under-earning stores, which gives us the ability to acquire locations at prices that meet our internal investment targets. We believe our track record demonstrates our ability to improve the performance of recently acquired stores. Furthermore, through the application of our centralized operating structure, we leverage costs and improve store profitability. We believe our disciplined approach, cash flow generation and conservative capital structure continue to provide us with attractive acquisition opportunities.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

            99.1       Press Release of Lithia Motors, Inc. dated July 12, 2017

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 12, 2017		LITHIA MOTORS, INC.
		By:	/s/ John F. North III
John F. North III
Senior Vice President and Chief Financial Officer